UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

GXO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40470	86-2098312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two American Lane, Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (203) 489-1287

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.01 per share	GXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2021, the Compensation Committee ("Committee") of the Board of Directors of GXO Logistics, Inc. (the “Company”) approved special one-time cash bonuses to the executive officers of the Company in respect of their individual contributions to the Company's successful spin-off from XPO Logistics, Inc. on August 2, 2021 (the "Spin-Off Bonuses"). The Committee approved the payment of individual Spin-Off Bonuses to (i) Malcom Wilson, the Company's Chief Executive Officer, in the amount of $1,500,000, (ii) Baris Oran, the Company's Chief Financial Officer, in the amount of $750,000, (iii) Maryclaire Hammond, the Company's Chief Human Resources Officer, in the amount of $350,000, (iv) Elizabeth Fogarty, the Company's Chief Communications Officer, in the amount of $100,000, and (v) Karlis Kirsis, the Company's Chief Legal Officer, in the amount of $500,000. The Spin-Off Bonuses are scheduled to be paid by January 14, 2022 in U.S. dollars, except for the payments to Messrs. Wilson and Kirsis and Ms. Hammond which will be paid in British pounds sterling.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2022	GXO LOGISTICS, INC.

	By:	/s/ Baris Oran
Baris Oran
Chief Financial Officer